UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Ascent Capital Group, Inc.
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Filed by Ascent Capital Group, Inc.
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934

Subject Company: Ascent Capital Group, Inc.

Commission File No. 001-34176

On July 1, 2019, Jeff Gardner, President and Chief Executive Officer of Monitronics International, Inc. (“Monitronics”), the wholly-owned subsidiary of Ascent Capital Group, Inc. (“Ascent”), sent the following email to employees.

Team Members,

When we announced our Restructuring Support Agreement (RSA) in late May, we said the next key step in our financial restructuring was to secure additional support for the proposed Plan of Reorganization from certain of our lenders and creditors. Today, I am pleased to share with you that we were successful in securing the level of support we believe necessary to ensure an efficient and effective process and, accordingly, have commenced our Chapter 11 cases as planned.

I truly believe this is a positive development for our Company. We expect to complete this process in approximately 75 days and emerge from Chapter 11 with what we believe will be the strongest balance sheet in our industry and be ready to move quickly into a new phase of growth. We hope to emerge as an even stronger employer, partner and competitor, and you all will be a part of that future.

Importantly, we expect to operate our business as usual throughout the restructuring, which means you should see no changes to your day-to-day responsibilities as a result of the Chapter 11 filing.

We are committed to maintaining your pay, health insurance and other employment benefits like PTO, 401(k), etc. as usual. Today’s filing doesn’t change that. We have met all of our commitments to you as well as our customers, business partners and suppliers throughout the process and we fully expect to continue to do so.

We have attached a list of FAQs to help clarify what you can expect as we continue throughout this process. If you have any additional questions, please speak with your manager or contact our Chief People Officer Kelly Harris at KHarris@mymoni.com.

Given the nature of this announcement, it is very important that only those closest to this process are discussing what it means for our business. Unless you are specifically authorized to have restructuring-related conversations and were provided with talking points, please forward inquiries just as you did with the RSA announcement:

•            Customers: Customer Service at 844-202-7740

•            Partner Dealers: Chris Nein at CNein@mymoni.com

•            Suppliers: David Verret at DVerret@mymoni.com

•            Media: Sarah Rosselet (FTI Consulting) at 312-428-2638 or Sarah.Rosselet@fticonsulting.com

•            Investors: Erica Bartsch (Sloane & Company) at 212-486-9500 or bartsch@sloanepr.com

Thank you for your continued commitment and focus throughout our restructuring. As I’ve said before, I am confident we will come out of this process as a stronger, more competitive company and am excited about our future.

Sincerely,

Jeff

Employee FAQ — About Monitronics Chapter 11 Filing

1.              Why did Monitronics choose to use the Chapter 11 process?

Chapter 11 of the U.S. Bankruptcy Code is specifically intended to allow companies like ours to operate as usual while addressing financial concerns. For our Company, this means reducing our debt, so we are positioned for long-term growth and success. We believe this process will allow us to become an even stronger partner and employer that is well-positioned to continue to provide best-in-class home security to our customers for many years to come.

2.              How is this announcement different from the restructuring support agreement (RSA) announced in May? Has anything changed since that announcement?

When we announced our restructuring support agreement (RSA), we said the next key step in our financial restructuring was to secure additional support from certain of our lenders and other creditors. We have now secured the level of support we believe necessary and, accordingly, have commenced our Chapter 11 cases as planned in order to effectuate the previously announced Plan of Reorganization.

3.              What is the anticipated outcome of the restructuring process?

Under the terms of the proposed Plan of Reorganization, Monitronics will eliminate approximately $885 million in debt, giving the Company what we believe will be the strongest balance sheet in the industry. With less debt, we expect we will be able to operate even more efficiently going forward.

4.              What is Chapter 11?

Chapter 11 is the part of the U.S. Bankruptcy Code that outlines an orderly process for restructuring that allows companies like ours to operate as usual while addressing financial concerns. Importantly, this is not a liquidation proceeding — our Company is open for business and operating as usual. Many well-known companies have successfully filed and restructured under Chapter 11 protection, including American Airlines, General Motors, Six Flags and Marvel Entertainment.

5.              Does this announcement mean that Monitronics is going out of business?

No. Monitronics is open for business and operating as usual, as we have been since we announced our RSA in May. We expect to complete the restructuring process as an even stronger partner and employer that is well-positioned to continue to provide best-in-class home security to our customers for many years to come.

6.              If creditors were cooperative and a plan has been agreed upon, why was this Chapter 11 filing necessary?

Chapter 11 provides a proven legal framework to facilitate the restructuring and consummate a Court-approved Plan of Reorganization. Our financial restructuring process would not be possible without using the Chapter 11 process.

7.              Now that Monitronics has initiated its financial restructuring process under Chapter 11 and a plan has been agreed upon, how long will it take to successfully complete the process?

Based on the strong support that we have already received from certain lenders and noteholders, we expect to complete the Chapter 11 process in approximately 75 days and plan to emerge as an even stronger employer, partner and competitor.

8.              Has the Company’s financial standing changed since the announcement in May? Does the Company still have sufficient cashflows to continue operating as through the remainder of this process?

Our Company is actually in a stronger cash position today than we were prior to the filing. As part of our Chapter 11 process, we secured a commitment for $245 million in debtor-in-possession (DIP) financing, which we expect the Bankruptcy Court to approve at a hearing later today. That DIP financing will be replaced by $295 million in exit financing at the completion of the reorganization. The DIP financing helps to ensure we are able to meet our financial commitments and otherwise operate our business as usual throughout this period.

9.              What does the Chapter 11 filing mean for employees?

No change. This announcement should not have any impact on employees as our decision to file was already broadly communicated and we have taken proactive steps aimed at permitting us to honor all of our commitments to employees, dealer partners, customers and suppliers. Over the longer term, we believe our financial restructuring will bring significant advantages to our business. We will complete this process with what we believe will be the strongest balance sheet in our industry and be ready to move quickly into a new phase of growth.

10.       Will this announcement change my day-to-day responsibilities?

No. We are operating our business and serving our customers as usual, meaning you should see no changes to your day-to-day role or responsibilities as a result of the Chapter 11 filing. The best thing you can do is to continue to come to work and do your job with continued passion and focus.

11.       Will there be any changes to wages, salary, benefits (health, dental/vision, life insurance, disability, 401(k), etc.), or PTO programs?

We are committed to maintaining your pay, health insurance and other employment benefits like PTO programs, 401(k), etc. as usual. Today’s filing doesn’t change that. We have met all of our commitments to you as well as our customers, business partners and suppliers throughout the process and fully expect to continue to do so.

12.       Will I be reimbursed for business expenses?

For those eligible for reimbursement, the usual programs for expense reimbursement should remain in effect. You can expect to continue to be reimbursed per the normal process.

13.       How will employees be kept informed during the remainder of the restructuring process? Who should I contact with questions?

We will continue to provide updates via email at key milestones — just as we have done today. If you have questions about today’s announcement or the restructuring process, please reach out to your manager or to Chief People Officer Kelly Harris at KHarris@mymoni.com.

14.       What should I say if I am asked about the restructuring?

Certain employees who regularly communicate with partner dealers, customers or suppliers will receive materials to help them answer any questions they may receive. Given the nature of this process, it is very important to stick to the language provided, without any embellishment or speculation about next steps.

If you receive questions but did not receive the additional communications resources, please escalate the questions to the appropriate contact below:

•                  Customers: Customer Service at 844-202-7740

•                  Partner Dealers: Chris Nein at CNein@mymoni.com

•                  Suppliers: David Verret at DVerret@mymoni.com

•                  Media: Sarah Rosselet (FTI Consulting) at 312-428-2638 or Sarah.Rosselet@fticonsulting.com

•                  Investors: Erica Bartsch (Sloane & Company) at 212-486-9500 or bartsch@sloanepr.com

15.       What should I do if I get a call from a reporter?

If a reporter contacts you, please advise them that you’re not an appropriate contact and direct them to Sarah Rosselet at FTI Consulting. Sarah may be reached at 312-428-2638 or via email at Sarah.Rosselet@fticonsulting.com.

Forward Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties and projections of results of operations or of financial condition or forecasts of future events that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “forward” or “continue” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements concerning management’s expectations of plans, strategies, objectives, growth and anticipated financial and operational performance, financial prospects; anticipated sources and uses of capital; the operation of Monitronics’ business throughout the Chapter 11 case filed by Monitronics and its domestic subsidiaries (the “Chapter 11 case”) and the restructuring; the transactions contemplated by the Restructuring Support Agreement, dated as of May 20, 2019, by and among Ascent, Monitronics and certain of its direct and indirect domestic subsidiaries, and certain creditors of Monitronics (the “RSA”), including the restructuring of Monitronics, the expected benefits of these transactions; business strategies; anticipated sources and uses of capital; future financial prospects; and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Plan of Reorganization or the restructuring; risks related to disruption of management’s attention from ongoing business operations due to the Chapter 11 case or the restructuring; and the effects of future litigation, including litigation relating to the Chapter 11 case or the restructuring. Forward-looking statements can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. These forward-looking statements speak only as of the date of this communication, and Ascent and Monitronics expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent’s or Monitronics’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent and Monitronics, including the most recent Forms 10-K and 10-Q for additional information about Ascent and Monitronics and about the risks and uncertainties related to Ascent’s and Monitronics respective business which may affect the statements made in this communication.

Additional Information

Nothing in this communication shall constitute a solicitation to buy or an offer to sell any securities of Ascent or Monitronics. Ascent stockholders and other investors are urged to read the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 regarding the proposed merger of Ascent and Monitronics and any other relevant documents that have been filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed merger and the transactions contemplated by the Support Agreement. Copies of Ascent’s and Monitronics’ SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Monitronics International, Inc., 1990 Wittington Place, Farmers Branch, TX, Telephone: (972) 243-7443, or to Ascent Capital Group, Inc., 5251 DTC Parkway. Suite 1000, Greenwood Village, CO 80111, Telephone: (303) 628-5600.

Participants in the Solicitation

The directors and executive officers of Ascent and Monitronics and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals relating to the proposed merger of Ascent and Monitronics. Information regarding the directors and executive officers of Ascent is available in Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2018, which has been filed with the SEC, and certain of its Current Reports on Form 8-K. Information regarding the directors and executive officers of Monitronics is set forth in the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 that has been filed with the SEC regarding the proposed merger and other transactions contemplated by the Support Agreement .  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the proxy materials regarding the foregoing  filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.